Exhibit 5.1

[LETTERHEAD OF WACHTELL, LIPTON, ROSEN & KATZ]

May 11, 2011

Ventas, Inc.

111 S. Wacker Drive, Suite 4800

Chicago, Illinois  60606

Re:          Registration Statement on Form S-4 (File No. 333-173434)

Ladies and Gentlemen:

We have acted as special counsel to Ventas, Inc., a Delaware corporation (the “Company”), and are furnishing this opinion letter to the Company, in connection with its Registration Statement on Form S-4 (the “Registration Statement,” which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto) that was initially filed by the Company with the U.S. Securities and Exchange Commission on April 11, 2011.  The Registration Statement relates to the registration under the U.S. Securities Act of 1933, as amended (the “Securities Act”), of up to 103,107,047 shares (the “Shares”) of the Company’s common stock, par value $0.25 per share (the “Common Stock”), which may be issued to the shareholders of Nationwide Health Properties, Inc., a Maryland corporation (“NHP”), in connection with the merger  (the “Merger”) of NHP with and into Needles Acquisition LLC, a Delaware limited liability company and wholly-owned subsidiary of the Company (“Merger Sub”), as contemplated by the Agreement and Plan of Merger, dated as of February 27, 2011 (the “Merger Agreement”), by and among the Company, Merger Sub and NHP.

For the purposes of giving this opinion, we have examined the Registration Statement; the Merger Agreement; the Amended and Restated Certificate of Incorporation of the Company, as amended; the Fourth Amended and Restated Bylaws of the Company, as amended; a specimen certificate representing the Common Stock; the resolutions of the Board of Directors of the Company, dated February 27, 2011, approving the Merger Agreement and the other transactions contemplated thereby (including the issuance of the Shares); and the form of

Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Company attached as Annex B to the joint proxy statement/prospectus included in the Registration Statement (the “Certificate of Amendment”).  We have also examined the originals, or duplicates or certified or conformed copies, of such corporate records, agreements, documents and other instruments and have made such other investigations as we have deemed relevant and necessary in connection with the opinions set forth below.  As to questions of fact material to this opinion, we have relied, with your approval, upon certificates or comparable documents of public officials and of one or more officers and representatives of the Company.

In making such examination and rendering the opinions set forth below, we have assumed without verification the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the authenticity of the originals of such documents submitted to us as certified copies, the conformity to originals of all documents submitted to us as copies and the authenticity of the originals of such documents, that all documents submitted to us as certified copies are true and correct copies of such originals, and the legal capacity of all individuals executing any of the foregoing documents.  In rendering the opinions set forth below, we have also assumed that (i) prior to the issuance of any Shares pursuant to the Merger Agreement (a) the Registration Statement, as then amended, will have become effective under the Securities Act and such effectiveness shall not have been terminated or rescinded and (b) the Certificate of Amendment will have become effective in the form reviewed by us as described in the preceding paragraph and (ii) if issued in physical form, certificates representing the Shares in the form of the specimen certificate examined by us have been manually signed by an authorized officer of the transfer agent and registrar for the Common Stock and registered by such transfer agent and registrar or, if issued in book entry form, an appropriate account statement evidencing Shares credited to the recipients’ accounts maintained with the transfer agent has been issued by said transfer agent.

Based on the foregoing, and subject to the qualifications and limitations set forth herein, we are of the opinion that the Shares, when issued and delivered by the Company in accordance with the terms and conditions set forth in the Merger Agreement, will have been duly authorized for issuance by all necessary corporate action on the part of the Company and will be validly issued, fully paid and nonassessable.

We are members of the Bar of the State of New York and we express no opinion herein as to any law other than the federal laws of the United States and the General Corporation Law of the State of Delaware (including the statutory provisions and reported judicial decisions interpreting the foregoing).

We hereby consent to be named in the Registration Statement and in the related joint proxy statement/prospectus contained therein as the attorneys who passed upon the legality of the Shares and to the filing of a copy of this opinion as Exhibit 5.1 to the Registration Statement.  In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.  We assume no obligation to advise you or any other person, or to make any investigations, as to any legal developments or factual matters arising subsequent to the date of effectiveness of the Registration Statement that might affect the opinions expressed herein.

Very truly yours,

/s/ Wachtell, Lipton, Rosen & Katz